SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             TPI ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             TPI ENTERPRISES, INC.
                                 3950 RCA BLVD
                                   SUITE 5001
                       PALM BEACH GARDENS, FLORIDA 33410

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD JUNE 14, 1996
                            ------------------------

To all Shareholders of
TPI ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TPI ENTERPRISES, INC., a New Jersey corporation (the "Company"), will be held at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida, on June 14, 1996 at the hour of 9:00 a.m., local time, for the following purposes:

          1. To elect nine directors of the Company for a one year term.

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's fiscal year ending December 29, 1996.

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on May 16, 1996 are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                     Frederick W. Burford
                                     Secretary

Palm Beach Gardens, Florida
May 20, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             TPI ENTERPRISES, INC.
                                 3950 RCA BLVD
                                   SUITE 5001
                       PALM BEACH GARDENS, FLORIDA 33410

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of TPI Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 14, 1996 (the "Annual Meeting"). All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted FOR the named nominees to the Board and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 29, 1996. The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment. A proxy may be revoked at any time before being voted by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting by written ballot. The Company will pay the entire expense of soliciting proxies, which solicitation may be by mail, personal interview, telephone or telegraph by directors, officers and employees of the Company. The Company has retained Kissel-Blake Inc., 25 Broadway, New York, New York as paid solicitors at a cost of $8,500 plus reimbursement of reasonable out-of-pocket expenses.

     The total number of shares of common stock of the Company, par value $.01 per share (the "Common Shares"), outstanding as of May 16, 1996 was 20,631,970. The Common Shares are the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only shareholders of record as of the close of business on May 16, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the meeting, arranged alphabetically, will be available at the meeting for examination by any shareholder.

     The holders of a majority of the shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the total votes cast in person or by proxy at the Annual Meeting is required for the election of directors. Abstentions are counted as present in determining whether the quorum requirement is satisfied. A "broker non-vote" occurs when a broker or nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. In tabulating the vote on the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of such vote. The affirmative vote of a majority of the votes cast is required to ratify the reappointment of Deloitte & Touche LLP. In determining whether such proposal has received the requisite number of affirmative votes, abstentions will be treated as votes cast and therefore, will have the same effect as a vote against the proposal and broker non-votes will not be counted as votes cast and therefore, will have no effect on the outcome of the vote.

     This Proxy Statement and form of proxy are first being mailed to shareholders of the Company on or about May 20, 1996.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of May 6, 1996, the number and percentage of shares held by all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding Common Shares.

                                                                                 APPROXIMATE
                                                           AMOUNT AND NATURE     PERCENTAGE
                                                             OF BENEFICIAL           OF
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP      OWNERSHIP            CLASS
---------------------------------------------------------  -----------------     -----------
The Airlie Group L.P.,
The Bass Management Trust,
Sid R. Bass Management Trust,
Lee M. Bass,
TPI Investors, L.P., and
certain related parties
c/o W. Robert Cotham
201 Main Street, Suite 2600

Fort Worth, Texas 76102..................................      5,381,911(1)          22.3%

EBD L.P.
TMT-FW, Inc.
  201 Main Street
  Fort Worth, Texas 76102................................

Dort A. Cameron, III
  115 East Putnam Avenue
  Greenwich, Connecticut 06830...........................      2,602,523(2)          12.0%

Thomas M. Taylor
  201 Main Street
  Fort Worth, Texas 76102................................      2,611,523(3)          12.1%

Osvaldo Cisneros
  Aptd. 70519 Los Ruices
  Caracas, Venezuela.....................................      2,501,000(4)          12.1%

Balanchine Corporation
  P.O. Box 7788
  Nassau, Bahamas........................................      1,500,000(5)           7.3%

Liberty Investment Management
  2502 Rocky Point Drive, Suite 500
  Tampa, Florida 33607...................................      1,288,800(6)           6.3%

College Retirement Equities Fund
  730 Third Avenue
  New York, New York 10017...............................      1,107,000(7)           5.4%

Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
  World Financial Center, North Tower
  250 Vesey Street
  New York, New York 10281...............................

Princeton Services, Inc.
Fund Asset Management, L.P.
Merrill Lynch Special Value Fund, Inc.
  800 Scudders Mills Road
  Plainsboro, New Jersey 08536...........................      1,496,660(8)           7.3%

---------------

(1) Includes 1,899,120 Common Shares owned by such reporting persons, 1,092,155 Common Shares obtainable upon conversion of the Company's 8 1/4% Convertible Subordinated Debentures due 2002 (the "8 1/4% Debentures"), 1,363,636 Common Shares obtainable upon conversion of the Company's 5% Convertible Senior Subordinated Debentures due 2003 (the "5% Debentures") and 1,000,000 Common Shares obtainable upon exercise of warrants held by such reporting persons. Also includes an aggregate 27,000 Common Shares issuable upon exercise of presently exercisable options held by Messrs. Taylor, Bratton and Marion.
(2) EBD L.P. is the general partner of The Airlie Group L.P. TMT-FW, Inc. and Dort A. Cameron, III are the general partners of EBD L.P. Includes 1,589,703 Common Shares held by The Airlie Group L.P., 546,154 Common Shares obtainable upon conversion of the 8 1/4% Debentures held by The Airlie Group L.P., and 466,666 Common Shares obtainable upon exercise of warrants held by The Airlie Group L.P. EBD L.P., TMT-FW, Inc. and Dort A. Cameron, III share voting and dispositive power over the foregoing shares.
(3) Includes 1,589,703 Common Shares held by The Airlie Group L.P., 546,154 Common Shares obtainable upon conversion of the 8 1/4% Debentures held by The Airlie Group L.P., and 466,666 Common Shares obtainable upon exercise of warrants held by The Airlie Group L.P. Mr. Taylor shares voting and dispositive power over the foregoing shares through TMT-FW, Inc. Also includes 9,000 Common Shares issuable upon the exercise of presently exercisable options.
(4) Includes 1,500,000 Common Shares owned by Balanchine Corporation ("Balanchine") over which Mr. Cisneros has the right to provide instructions as to voting, disposition and receipt of dividends and thus may be deemed to have shared voting and shared dispositive power over such Common Shares. Also includes 990,000 Common Shares beneficially owned by Inversiones Macuto, S.A. ("Macuto"), a Panama corporation of which Mr. Cisneros is the sole shareholder and thus he may be deemed to beneficially own any Common Shares beneficially owned by Macuto. Mr. Cisneros may be deemed to have shared voting power and shared dispositive power over all of such Common Shares. Also includes 11,000 Common Shares issuable upon the exercise of presently exercisable options.
(5) Balanchine is an entity formed by Coutts & Co. ("Coutts"), a Bahamian bank (formerly NatWest International Trust Corporation). Mr. Cisneros has the right to provide instructions to Coutts as to matters relating to voting, disposition and receipt of dividends with respect to the 1,500,000 Common Shares owned by Balanchine. Balanchine may be deemed to have shared voting and shared dispositive power over such 1,500,000 Common Shares with Mr. Cisneros.
(6) Based upon the Schedule 13G filed by Liberty Investment Management with the Securities and Exchange Commission (the "Commission") on February 16, 1996.
(7) Based upon Amendment No. 3 to the Schedule 13G filed by College Retirement Equities Fund with the Commission on February 1, 1996.
(8) Based upon Amendment No. 1 to the Schedule 13G filed by Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Fund Asset Management, L.P. and Merrill Lynch Special Value Fund, Inc. with the Commission on February 8, 1996.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting to serve for a term of one year or until their respective successors shall have been elected and shall have qualified. Except as herein stated, the proxies solicited hereby will be voted FOR the election of the nominees listed below. All nominees, if elected, are expected to serve until the next succeeding annual meeting of shareholders.

     The Board has been informed that all persons listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE BELOW LISTED NOMINEES AS DIRECTORS.

     The name, age, principal occupation for the last five years, selected biographical information, and period of previous service as a director of the Company with respect to each such nominee are set forth below. The principal occupations listed refer to positions with the Company unless otherwise indicated.

                                                   POSITIONS AND OFFICES
                                                    PRESENTLY HELD WITH                 DIRECTOR
            NAME               AGE                      THE COMPANY                      SINCE
--------------------------------------------------------------------------------------  --------
J. Gary Sharp(1)............    49   President, Chief Executive Officer and Director      1992
Frederick W. Burford(1).....    45   Executive Vice President, Chief Financial
                                     Officer, Secretary and Director                      1993
Paul James Siu(1)...........    61   Director                                             1986
Edwin B. Spievack(1)........    63   Director                                             1986
Osvaldo Cisneros(1).........    55   Director                                             1992
Thomas M. Taylor(1).........    53   Director                                             1993
John L. Marion, Jr.(1)......    34   Director                                             1993
Douglas K. Bratton(1).......    37   Director                                             1993
Lawrence F. Levy(1).........    52   Director                                             1993

---------------

(1) Pursuant to an agreement dated March 19, 1993, by and among the Company, The Airlie Group L.P., The Bass Management Trust, Sid R. Bass Management Trust, Lee M. Bass and TPI Investors, L.P., (collectively, the "Purchasers") the Company agreed (i) to increase the size of the Board and appoint Thomas M. Taylor, John L. Marion, Jr. and Douglas K. Bratton as directors and (ii) to seek the resignation or removal of such other then existing directors so that the Board would consist of (a) Messrs. Taylor, Marion and Bratton, (b) Mr. Stephen R. Cohen and Messrs. Sharp, Burford and Cisneros (collectively, the "Current Enterprises Directors"), (c) two of the independent directors then serving on the Board as chosen by mutual agreement of the Current Enterprises Directors and the Purchasers (Messrs. Siu and Spievack), and
     (d) a new independent director as recommended by the Purchasers, and mutually agreed to by the Current Enterprises Directors and the Purchasers (Mr. Levy). Mr. Cohen resigned from his position of Chairman of the Board and director of the Company effective January 31, 1995.

     J. Gary Sharp joined the Company in September 1989 when he was elected President and Chief Operating Officer of TPI Restaurants, Inc. ("Restaurants"). In March 1993, Mr. Sharp was elected President and Chief Executive Officer of the Company.

     Frederick W. Burford joined the Company in November 1991 when he was appointed Vice President, Chief Financial Officer and Treasurer of Restaurants. In March 1993, Mr. Burford was elected Executive Vice President and Chief Financial Officer of the Company. In March 1996, Mr. Burford was appointed Secretary of both the Company and Restaurants. From March 1990 through January 1991 Mr. Burford was Vice President and Controller of The Promus Companies, Incorporated ("Promus") and, from February 1991 through October 1991, he was Vice President, Treasurer and Controller of Promus.

     Paul James Siu, who was elected a director of the Company in September 1986, currently serves as principal of Paul Siu & Company, a business consulting concern.

     Edwin B. Spievack, who was elected a director of the Company in September 1986, served from 1982 through April 1995 as President of the North American Telecommunications Association, an industry trade association. Since January 8, 1996, Mr. Spievack has served as Vice President of Business Development of Source Inc. Mr. Spievack also serves as President of EBSco, Limited, a business consulting concern, and retains his active status as an attorney. Mr. Spievack is also a director of Communications World International, Inc.

     Osvaldo Cisneros, who was elected a director of the Company in 1992, has been President of Ocaat, CA, a holding company that operates numerous Pepsi-Cola plants in Venezuela, since 1984; President of Telefonia Celular, a cellular telephone company, since 1991; President of Produvisa, a glass company, since 1987; President of Refractarios del Caroni, a brick company, since 1980; and President of Central Portuguesa, a sugar mill, since 1985.

     Thomas M. Taylor, who was elected director of the Company on March 19, 1993, has been President of Thomas M. Taylor & Co., an investment entity, since May 1985; and President of TMT-FW, Inc., a corporation that serves as one of two general partners of the general partner of The Airlie Group L.P. a diversified investment firm, since October 1989. Mr. Taylor is also Chairman of the Board of Directors of La Quinta Inns, Inc. and a director of John Wiley & Sons, Inc.

     John L. Marion, Jr., who was elected director of the Company on March 19, 1993, has served as an investment advisor for TMT-FW, Inc. and The Airlie Group L.P. since 1990.

     Douglas K. Bratton, who was elected director of the Company on March 19, 1993, has served as an investment advisor for TMT-FW, Inc. and a partner of The Airlie Group L.P. since 1989.

     Lawrence F. Levy, who was elected director of the Company on April 14, 1993, is the Chairman of the Boards of The Levy Organization and Levy Restaurants. Levy Restaurants is a food service company that operates restaurants and concession facilities and The Levy Organization is involved in a variety of businesses including, but not limited to, the ownership, management, leasing and development of commercial real estate. Mr. Levy is also a director of Chicago Title and Trust Company.

     The Board held ten meetings during the fiscal year ended December 31, 1995.

     Messrs. Spievack, Cisneros and Taylor are members of the Compensation Committee, which is charged with periodically reviewing and establishing policies with respect to the compensation of the Company's employees and recommending to the Board appropriate adjustments therein. The Compensation Committee held six meetings during the fiscal year ended December 31, 1995.

     Messrs. Spievack, Siu and Bratton are members of the Audit Committee, which reviews accounting and financial matters of the Company, including activities of the Company's independent auditors. The Audit Committee held four meetings during the fiscal year ended December 31, 1995.

     Messrs. Sharp, Cisneros and Taylor are members of the Nominating Committee which is responsible for reviewing the composition of the Board prior to each annual meeting of shareholders and recommending to the Board changes to such composition. The Nominating Committee will not consider nominees recommended by shareholders. Mr. Cohen was a member of the Nominating Committee until January 31, 1995, the date he resigned from the Board. The Nominating Committee held one meeting during the fiscal year ended December 31, 1995.

     Other than Osvaldo Cisneros, no incumbent director during the year ended December 31, 1995 was in attendance at fewer than 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he served.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than 10% of the Common Shares are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports on forms were required for such persons, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

COMPENSATION OF DIRECTORS.

     Non-employee directors who beneficially own 5% or more of the Common Shares are compensated for their services as directors of the Company at a rate of $10,000 per annum, and non-employee directors who beneficially own less than 5% of the Common Shares are compensated at a rate of $25,000 per annum. Pursuant to this arrangement during the fiscal year ended December 31, 1995, Messrs. Cisneros, Taylor, Marion and Bratton were compensated for their services as directors of the Company at the rate of $10,000 per annum and Messrs. Siu, Spievack and Levy received $25,000 per annum for their services as directors of the Company. Pursuant to agreements between The Airlie Group L.P. and each of Messrs. Taylor, Marion and Bratton, each of such directors pays the fees he receives for his services as a director of the Company over to The Airlie Group L.P.

     Under the terms of the Company's 1992 Non-Employee Stock Option Directors Plan (the "Non-Employee Directors Plan"), each non-employee director is granted an option to purchase 2,500 Common Shares on the first business day of each February and August, provided the director is serving on the Board on the date of the grant. Grants under the Non-Employee Directors Plan generally vest in 20% increments each year following the date of grant. Grants made to non-employee directors on the date the plan was adopted, vested as to each such director as if the grant had been made when he was elected to the Board. Pursuant to the Non-Employee Directors Plan, Messrs. Cisneros, Siu, Spievack, Taylor, Marion, Bratton and Levy were each granted an option to purchase 2,500 Common Shares on February 1, 1995 and on August 1, 1995. Each new non-employee director is granted an option to purchase 10,000 Common Shares at the time such director is elected to the Board.

     Messrs. Spievack, Cisneros and Siu are members of the Special Committee which was established on September 12, 1995 by the Board to determine the advisability of a possible transaction with Shoney's, Inc. Members of the Special Committee each receive a fee of $2,000, plus out-of-pocket expenses for each in-person meeting of the Special Committee attended by such member and for each day from and after September 12, 1995 (other than a day during which an in-person meeting of the Special Committee occurs) during which such member devotes a substantial portion of the day to Special Committee affairs. Mr. Spievack received $57,180, Mr. Cisneros received $0 and Mr. Siu received $36,000 as compensation for their services rendered in 1995 with respect to the Special Committee.

     No other director receives compensation for his services as such.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below shows the compensation for the past three years of each of the Company's most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                      ------------------------------
                                        ANNUAL COMPENSATION                OTHER
                                  -------------------------------         ANNUAL            AWARDS            OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY($)     BONUS($)     COMPENSATION($)     OPTIONS(#)     COMPENSATION($)
--------------------------------  ----     ---------     --------     ---------------     ----------     ---------------
J. Gary Sharp...................  1995      319,065            0                                  0                0
  President and Chief Executive   1994      303,594            0                            100,000(1)             0
  Officer                         1993      289,402            0                                  0           33,357(2)
Frederick W. Burford............  1995      234,084       30,000           50,774            30,000(1)        24,171(3)
  Executive Vice President, and   1994      197,953       30,000                                  0           55,206(4)
  Chief Financial Officer and     1993      182,438       36,255 (5)                              0                0
  Secretary
Robert Kennedy..................  1995      227,326            0                                  0          300,000(6)
  Executive Vice President and    1994      226,939            0                                  0                0
  Secretary(7)                    1993      313,600            0                                  0          700,000(8)
Haney A. Long, Jr...............  1995      253,211      124,284           84,684                 0            6,405(9)
  Vice President of Procurement   1994      217,440      142,977                                  0          105,388(10)
  and Distribution                1993      202,325      143,954                                  0                0

---------------

 (1) Options with respect to the 100,000 and 30,000 Common Shares for Mr. Sharp and Mr. Burford, respectively, become exercisable in 10% increments tied to increases in the trading prices of the Common Shares. The options do not begin to vest until the market price of the Common Shares exceeds $18 per share for 20 consecutive trading days, at which time 10% will vest. The options then vest in 10% increments each time the stock price increases by $1 and retains such increase for 20 consecutive trading days.
 (2) Represents $33,357 in moving expenses paid to Mr. Sharp in 1993.
 (3) Represents $24,171 in moving expenses paid to Mr. Burford in 1995.
 (4) Represents $55,206 in moving expenses paid to Mr. Burford in 1994.
 (5) Includes a $30,000 bonus and reflects the fair market value of 500 Common Shares awarded to Mr. Burford at the time of the award.
 (6) Represents $300,000 paid to Mr. Kennedy in March 1996, pursuant to the terms of an agreement relating to the Maxcell Lawsuit. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."
 (7) Mr. Kennedy retired as Executive Vice President and Secretary of the Company effective March 17, 1996.
 (8) Represents a lump sum payment of $700,000 made to Mr. Kennedy upon termination of the Company's retirement plan in connection with an employment agreement with Mr. Kennedy, which provided for a reduction in compensation for future services, and in satisfaction of the Company's obligations under the retirement plan.
 (9) Represents $6,405 in moving expenses paid to Mr. Long in 1995.
(10) Represents $105,388 in moving expenses paid to Mr. Long in 1994.

     The Company has in effect stock option plans pursuant to which options to purchase Common Shares and stock appreciation rights ("SARs") (rights, granted in tandem with an option to receive cash payments equal to any appreciation in value of the shares subject to option from the date of the option grant to the date of exercise in lieu of exercise of the option) are granted to officers and other key employees of the Company and its subsidiaries.

     The following table shows stock options granted to the Named Executive Officers in 1995. Of the stock options shown in the Summary Compensation Table above, none of the options were options with tandem SARs. No free-standing SARs have been granted under the Company's stock option plans.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                   ------------------------------------------------------------           VALUE OF
                                                     PERCENT OF                                        ASSUMED ANNUAL
                                    NUMBER OF          TOTAL                                           RATES OF STOCK
                                    SECURITIES      OPTIONS/SAR'S                                    PRICE APPRECIATION
                                    UNDERLYING       GRANTED TO      EXERCISE OF                      FOR OPTION TERM
                                   OPTION/SAR'S     EMPLOYEES IN     BASE PRICE      EXPIRATION     --------------------
              NAME                   GRANTED        FISCAL YEAR        ($/SH)           DATE        5%($)         10%($)
---------------------------------  ------------     ------------     -----------     ----------     -----         ------
J. Gary Sharp....................          0              --                --              --        --             --
Frederick W. Burford.............     30,000(1)          100%          $ 3.875        12/31/98         0              0
Robert A. Kennedy................          0              --                --              --        --             --
Haney A. Long, Jr................          0              --                --              --        --             --

---------------

(1) The options do not become exercisable until the market price of the Common Shares exceeds $18 per share for 20 consecutive trading days, at which time 10% will become exercisable. The options then become exercisable in 10% increments each time the stock price increases by $1 and retains such increase for 20 consecutive trading days.

EMPLOYEE OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE.

     The following table shows employee stock option exercises for the Common Shares by Named Executive Officers during 1995. The table shows the number of shares covered by both exercisable and non-exercisable employee stock options as of December 31, 1995, and the values for "in-the-money" options, which represent the positive spread between the exercise price of any outstanding stock option and the price of the Common Shares as of December 31, 1995.

          AGGREGATED EMPLOYEE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                            UNDERLYING            IN-THE-MONEY
                                                           UNEXERCISED           OPTIONS/SAR'S
                                                          OPTIONS/SAR'S          AT FISCAL YEAR
                             SHARES                       AT FISCAL YEAR             END($)
                            ACQUIRED        VALUE             END(#)              EXERCISABLE/
          NAME            ON EXERCISE    REALIZED($)   EXERCISABLE/UNEXERCISABLE    UNEXERCISABLE
------------------------  ------------   -----------   --------------------   --------------------
J. Gary Sharp...........         0             0          142,900/150,000              0/0
Frederick W. Burford....         0             0           132,000/58,000              0/0
Robert A. Kennedy.......         0             0                 55,000/0              0/0
Haney A. Long, Jr.......         0             0            87,160/20,000              0/0

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.

     J. Gary Sharp is employed by the Company under an employment agreement dated as of January 13, 1994 which expires January 13, 1999 at a current minimum base salary of $335,018 per annum. Pursuant to the terms of the employment agreement, Mr. Sharp is entitled to an annual salary increase of no less than 5% of the immediately preceding year's base salary. Pursuant to the terms of the employment agreement, Mr. Sharp is entitled to receive an annual bonus in an amount equal to 2.7% of the increase in the Company's operating profits (as defined in the agreement) for the calendar year, plus an additional $28,000 for each percentage point increase (or portion thereof) in the Company's same store nominal sales. As a result of the Company's financial performance in 1995, Mr. Sharp received no annual bonus for 1995.

     In addition, Mr. Sharp's employment agreement provides for a discretionary annual grant of up to 50,000 stock options with a ten-year term that vest pro rata over the five years following the grant with an exercise price equal to the market price of the Common Shares on the date of grant. Any such grant will be based on a review of the Company's financial performance during such year. Mr. Sharp did not receive a stock option grant at the end of 1995.

     The employment agreement provides that in the event that Mr. Sharp's employment with the Company is terminated without cause or Mr. Sharp terminates his employment after a material breach of the employment agreement by the Company that is not remedied, the Company will pay Mr. Sharp his full base salary at the rate then in effect until January 13, 1999.

     Frederick W. Burford is employed by the Company under an employment agreement dated as of January 1, 1995 which expires on December 31, 1996 at a current minimum base salary of $245,788 per annum. Pursuant to the terms of the employment agreement, Mr. Burford is entitled to a 5% increase in annual base salary for each year during the term of the agreement. Pursuant to the employment agreement, Mr. Burford is also entitled to receive an annual bonus of the amount equal to 1.5% of the increase in the Company's operating profits (as defined in the agreement) for the calendar year plus an additional $16,000 for each percentage point increase in the Company's same store nominal sales. As a result of the Company's performance in 1995, Mr. Burford received no annual bonus for 1995 pursuant to the formula described above.

     Pursuant to the employment agreement, Mr. Burford was granted 30,000 stock options expiring December 31, 1998 with an exercise price of $3.875, the closing market price of the Common Shares on December 30, 1994, the business day preceding the date of his employment agreement. The options do not begin to vest until the market price of the Common Shares exceeds $18 per share for 20 consecutive trading days, at which time 10% will vest. The options then vest in 10% increments each time the stock price increases by $1, and retains such increase for 20 consecutive trading days.

     In addition, Mr. Burford's employment agreement provides for a discretionary annual grant of up to 50,000 stock options with a ten-year term that vest pro rata over the five years following the grant with an exercise price equal to the market price of the Common Shares on the date of grant. Any such grant will be based on a review of the Company's financial performance during such year. Mr. Burford did not receive a stock option grant at the end of 1995.

     In the event that the employment agreement is terminated by the Company without cause or by Mr. Burford for good reason (as defined in the agreement) he shall be paid, as severance, one year's salary based on the compensation in effect on the date of termination and his bonus accrued through the date of termination.

     Pursuant to the relocation policy adopted by the Company in connection with the Company's relocation of its offices to Florida, Mr. Burford will also receive one year's compensation if his employment is terminated without cause if termination occurs within two years following relocation.

     Robert A. Kennedy's employment agreement with the Company expired on January 1, 1995. On February 20, 1995, Mr. Kennedy entered into an agreement with the Company clarifying and replacing a certain provision of his employment agreement which survived the expiration of such employment agreement. Pursuant to the terms of the new agreement, the Company and Maxcell Telecom Plus, Inc. ("Maxcell") agreed to pay to Mr. Kennedy 1% of the gross proceeds received by Maxcell or the Company in settlement of the action brought by Maxcell against McCaw Cellular Communications, Inc., Charisma Communications Corp. and various related parties (the "Maxcell Lawsuit") or 0.5% of the gross proceeds received upon a final, non-appealable judgment in the Maxcell Lawsuit. Pursuant to the terms of this agreement, Mr. Kennedy was paid $300,000 in March 1996 in connection with the settlement of the Maxcell Lawsuit (the "Maxcell Settlement").

     Pursuant to a Letter Agreement dated March 19, 1996 between Mr. Kennedy and the Company (the "Letter Agreement"), Mr. Kennedy resigned from his positions of Executive Vice President and Secretary of the Company effective March 17, 1996. In connection therewith, Mr. Kennedy received a lump-sum payment of $250,000 which was deemed to satisfy all payment obligations the Company may have had to Mr. Kennedy under all agreements between Mr. Kennedy and the Company. The Letter Agreement also provided for general releases by the Company and Mr. Kennedy.

     Haney A. Long's employment agreement with the Company expired on January 1, 1996. His current base salary is $265,872 per annum. Pursuant to the terms of the employment agreement, Mr. Long was entitled to receive (i) a bonus payable at the end of the first quarter of each year in an amount equal to 12.5% of his base salary, (ii) a bonus payable at the end of the second quarter of each year in an amount equal to 12.5% of his base salary, and (iii) a bonus payable at the end of the year in an amount no less than 25% of the gross salary and bonus earned by Mr. Long during the year. Mr. Long received bonus payments of an aggregate of $124,284 during the fiscal year ended December 31, 1995. Pursuant to the relocation policy adopted by the Company in connection with the Company's relocation of its offices to Florida, Mr. Long will also receive one year's compensation if his employment is terminated without cause if termination occurs within two years following relocation.

     The Company's 1983 Stock Option Plan (the "1983 Plan"), 1984 Stock Option Plan (the "1984 Plan"), 1992 Stock Option and Incentive Plan and Non-Employee Directors Plan (each, an "Option Plan," and, collectively, the "Option Plans") contain certain change in control provisions. The Option Plans, except for the Non-Employee Directors Plan, provide that the stock option agreement may provide that if the holder of an option under such Option Plan is an employee of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company, such option shall be treated as if the employment of the holder was terminated otherwise than by reason of death, voluntarily or for cause, as provided in such Option Plan. Under the 1984 Plan, the Stock Option Committee may provide that an option may become exercisable immediately upon a change in control of the Company. The Non-Employee Directors Plan also provides for acceleration of the exercisability of options in the event of a change in control of the Company. Under the 1983 Plan and the 1984 Plan, a change in control shall be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of at least 35% of the Company's outstanding voting securities, or in the event of a change in the majority composition of the Board. Under the Non-Employee Directors Plan, a change in control shall be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the Company's outstanding voting securities, or in the event of a change in the majority composition of the Board. The 1983 Plan and the 1984 Plan, but not the options previously granted under such Option Plans, terminated on May 9, 1994 and December 8, 1993, respectively, in accordance with their terms.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of May 6, 1996, the number and percentage of outstanding Common Shares beneficially owned by directors, nominees, each of the Named Executive Officers, and directors and executive officers as a group. The number of Common Shares owned are those "beneficially owned," as determined under Rule 13d-3 promulgated by the Commission under the Exchange Act, and the information set forth herein is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has sole or shared voting power or investment power, and also any shares that the person has the right to acquire within 60 days of May 6, 1996 through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination or power of revocation of a trust, discretionary account or similar arrangement.

                                                                           COMMON SHARES
                                                                         BENEFICIALLY OWNED
                                                                          AND APPROXIMATE
                                                                        PERCENTAGE OF CLASS
                                                                         AS OF MAY 6, 1996
                                                                     --------------------------
                               NAME
-------------------------------------------------------------------
J. Gary Sharp......................................................         188,855(1)       *
Frederick W. Burford...............................................         139,442(2)       *
Paul J. Siu........................................................          14,800(3)       *
Edwin B. Spievack..................................................          15,500(4)       *
Osvaldo Cisneros...................................................       2,501,000(5)    12.1 %
Thomas M. Taylor...................................................       2,611,523(6)    12.1 %
John L. Marion, Jr.................................................          16,500(7)       *
Douglas K. Bratton.................................................         149,785(8)       *
Lawrence F. Levy...................................................           9,000(9)       *
Robert A. Kennedy..................................................          88,514(10)      *
Haney A. Long, Jr..................................................          93,423(11)      *
All executive officers and directors as a group (ten
  persons)(12).....................................................       5,739,828       25.8 %

---------------

  * Less than one (1%) percent.

 (1) Represents (i) 45,955 Common Shares owned by Mr. Sharp and (ii) 142,900 Common Shares issuable upon the exercise of presently exercisable options.
 (2) Represents (i) 2,827 Common Shares owned by Mr. Burford, (ii) 132,000 Common Shares issuable upon the exercise of presently exercisable options and (iii) 4,615 Common Shares issuable upon conversion of 8 1/4% Debentures.
 (3) Represents (i) 1,800 Common Shares owned by Mr. Siu and (ii) 13,000 Common Shares issuable upon the exercise of presently exercisable options.
 (4) Represents (i) 2,500 Common Shares owned by Mr. Spievack and (ii) 13,000 Common Shares issuable upon the exercise of presently exercisable options.
 (5) Includes 1,500,000 Common Shares owned by Balanchine over which Mr. Cisneros has the right to provide instructions as to voting, disposition and receipt of dividends and thus may be deemed to have shared voting and shared dispositive power over such shares. Also includes 990,000 Common Shares beneficially owned by Macuto of which Mr. Cisneros is the sole shareholder, and thus he may be deemed to beneficially own any Common Shares beneficially owned by Macuto. Mr. Cisneros may be deemed to have sole voting power over and sole dispositive power over all such Common Shares. Also includes 11,000 Common Shares issuable upon the exercise of presently exercisable options.
 (6) Includes 1,589,703 Common Shares held by The Airlie Group L.P., over which Mr. Taylor shares dispositive power through TMT-FW, Inc., an additional 546,154 Common Shares obtainable upon conversion of 8 1/4% Debentures held by The Airlie Group L.P., and an additional 466,666 Common Shares obtainable upon exercise of warrants held by The Airlie Group L.P. Also includes 9,000 Common Shares issuable upon the exercise of presently exercisable options.

 (7) Includes 7,500 Common Shares and 9,000 Common Shares issuable upon the exercise of presently exercisable options.
 (8) Includes 7,834 Common Shares, 91,618 Common Shares obtainable upon conversion of 5% Debentures and 35,833 Common Shares obtainable upon exercise of warrants, all held by TPI Investors, L.P., over which Mr. Bratton has sole voting and dispositive power. Also includes 5,500 Common Shares owned by Mr. Bratton and his spouse, as joint tenants, and 9,000 Common Shares issuable upon the exercise of presently exercisable options. Does not include 500 Common Shares held in a trust for the benefit of Mr. Bratton's minor son.
 (9) Includes 9,000 Common Shares issuable upon the exercise of presently exercisable options.
(10) Represents (i) 31,207 Common Shares owned by Mr. Kennedy, (ii) 55,000 Common Shares issuable upon the exercise of presently exercisable options and (iii) 2,307 Common Shares issuable upon conversion of 8 1/4% Debentures.
(11) Represents (i) 1,600 Common Shares owned by Mr. Long, (ii) 48 Common Shares owned indirectly by Mr. Long pursuant to the 1989 Employee Stock Purchase Plan, (iii) 87,160 Common Shares issuable upon the exercise of presently exercisable options and (iv) 4,615 Common Shares issuable upon conversion of 8 1/4% Debentures.
(12) All officers and directors as a group are ten in number and beneficially own 5,739,828 Common Shares (25.8%) as of May 6, 1996. Does not include Common Shares beneficially owned by Robert A. Kennedy who resigned from his position with the Company.

                         COMPENSATION COMMITTEE REPORT

     The undersigned members of the Compensation Committee, all of whom are independent, non-employee members of the Board, present to the shareholders of the Company this report concerning the compensation of the Company's executive officers. The role of the Compensation Committee in this matter is to establish or approve both the broad principles underlying the compensation program for executive officers and the specific application of these principles to each executive officer's compensation package.

COMPENSATION PHILOSOPHY.

     The Compensation Committee believes that the Board can best meet its primary responsibility to shareholders of the Company -- to enhance short-term and long-term profitability of the Company -- by attracting, retaining and motivating management of the highest quality. A competitive and fair compensation program that provides appropriate incentive to management is essential to the attainment of this goal.

     The Company's compensation program has three principal components: annual base salary and fringe benefit plans, short-term incentives consisting of annual bonuses and long-term incentives consisting of grants of stock options under the Company's 1992 Stock Option and Incentive Plan (the "1992 Plan"). The annual bonuses are generally linked to the Company's performance based on formulae which the Compensation Committee believes align the interests of the executive officers with those of shareholders. Option grants are based to some extent on historical performance but primarily on the Stock Option Committee's subjective assessment of the executive officer's (and other employees') likely ability to contribute to the growth of the Company over the term of the option (after taking into consideration the executive officer's existing employee stock options). The members of the Compensation Committee also constitute the members of the Stock Option Committee. In view of the Company's financial performance in 1995, no options were granted in 1995 under the 1992 Plan, except for 30,000 options granted to Mr. Burford pursuant to his employment agreement, which options do not begin to vest until the market price of the Common Shares exceeds $18 per share for 20 consecutive trading days. The Company has historically placed particular emphasis on its annual bonuses and its option plans, in the belief that meaningful participation in the Company's success is an effective and fair means of retaining and motivating its executive officers.

COMPENSATION PROGRAM COMPONENTS.

     Salary. As noted above, annual base salary is one component of the Company's compensation program. In formulating base salaries, the Company balances its need to attract top quality executive officers with its desire to provide these officers with sufficient incentive to perform in a way that enhances corporate performance. The result is that the base salary for each executive officer is designed to represent only a part of that officer's compensation package. However, as a result of the 1995 performance of the Company, base salary represented all of the compensation for the executive officers (other than fixed bonuses not based on performance). For certain executive officers, the base salary is set forth in an employment agreement for such officer which generally provides for annual increases at a specified rate during the term of the agreement. Other executive officers receive salaries not set forth in a contract. The percentage of total compensation for executive officers represented by base salary varies from year to year because the incentive-based component of executive compensation varies from year to year. Executive officers are also permitted to participate in other designated fringe benefit plans.

     In early 1995, the Company completed the consolidation of the offices in Palm Beach Gardens, Florida. In connection with this move, the Company adopted a new policy and certain base salary increases of up to 16% were given to certain officers who relocated from Memphis, Tennessee to Palm Beach Gardens, Florida.

     Short-term incentives. Annual bonuses represent a second component of each executive officer's total compensation. Certain of the executive officers receive annual bonuses equal to a percentage of the increase in the Company's profits attributable to operations for the year over profits for the prior year generally pursuant to formulae set forth in their employment agreements with the Company. In the case of such formula bonuses, the annual bonus component of total compensation is directly dependent upon certain measures (as described below) of the Company's performance that were determined at the time the contracts were negotiated with the executive officers. Other executive officers have, in past years, received annual bonuses at the discretion of the Compensation Committee based on the Compensation Committee's annual assessment of the executive's contribution to the success of the Company for the year. In both cases, the annual bonus component of the executive's total compensation package reflects the Company's philosophy of providing its executive officers with proper incentives tied to corporate performance. As a result of the Company's financial results in 1995, executive officers did not receive annual bonuses for such year pursuant to formulae in their employment agreements or at the discretion of the Compensation Committee. Mr. Long's employment agreement which expired January 1, 1996 provided for fixed annual bonuses as a percentage of base salary. Mr. Long received bonus payments for fiscal 1995 of $124,284. Mr. Burford received a payment of $30,000 in 1995 pursuant to the terms of his previous employment agreement with the Company dated October 1, 1991 which expired October 1, 1994.

     Long-term incentives. The long-term incentive component of executive compensation is equity-based and consists of the award of stock options to the executive officers (as well as other employees of the Company), which grants are made by and at the discretion of the Stock Option Committee of the Company. The stock options are granted with an exercise price equal to not less than the market value of Common Shares on the date of grant. The Compensation Committee believes the stock options (together with any options previously granted) primarily represent compensation that will be earned by the executive officer for his service over a period of up to ten years (the period during which such options may be exercised). As a result of the Company's financial performance in 1995, the only stock options granted in 1995 were those granted to Mr. Burford pursuant to the terms of his employment agreement which do not begin to vest until the market price of the Common Shares exceeds $18 per share for 20 consecutive trading days. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

     1995 Compensation of Chief Executive Officer. J. Gary Sharp has served as the Company's Chief Executive Officer since March 19, 1993. The Company entered into an employment agreement with Mr. Sharp dated January 13, 1994 which provides for his employment as Chief Executive Officer of the Company through January 13, 1999. Mr. Sharp's base salary for 1995 was $319,065 or 5% over his 1994 base salary. Mr. Sharp received this salary increase pursuant to the terms of such employment agreement which provides that Mr. Sharp's base salary shall increase by not less than 5% for each succeeding year during his term of employment.

     Pursuant to his employment contract, Mr. Sharp is entitled to receive an annual bonus equal to 2.7% of the increase in the Company's operating profits for the calendar year just ended over the Company's operating profits for the prior year and a bonus of $28,000 for each percentage point increase (or portion thereof) in the Company's same store nominal sales. It is the Compensation Committee's judgment that these two different objective performance criteria (together with the options described below) provide an incentive for contribution to long-term growth. As a result of the financial performance of the Company in 1995, Mr. Sharp received no bonus for such year.

     Mr. Sharp's employment agreement provides for a discretionary annual grant of up to 50,000 stock options with a ten-year term that vest pro rata over the five years following the grant with an exercise price equal to the market price of the Common Shares on the date of grant. Any such grant will be based on a review of the Company's financial performance during such year. Mr. Sharp did not receive an option grant at the end of 1995 because of the Company's performance in 1995.

     Internal Revenue Code. On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law (the "Revenue Act"). The Revenue Act limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to an employee of such corporation for years following 1993. Under the Revenue Act, compensation which is payable under a written contract that was in effect on February 17, 1993, or which qualifies as "performance-based" compensation is exempt from the $1 million deductibility limitation. The Compensation Committee is aware of the applicable provisions of the Revenue Act and does not expect that any compensation for fiscal 1995 would fail to be deductible under the Revenue Act.

Osvaldo Cisneros
Edwin B. Spievack
Thomas M. Taylor

Compensation Committee Members

                   PERFORMANCE OF THE COMPANY'S COMMON SHARES

     Set forth below is a line graph comparing the total cumulative return of the Common Shares to the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Peer Group.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                 AMONG TPI ENTERPRISES, INC., THE S&P 500 INDEX
                             AND THE PEER GROUP(2)

      Measurement Period          TPI Enter-                      S&P 500 In-
    (Fiscal Year Covered)        prises, Inc.     Peer Group          dex
12/90                                      100             100             100
12/91                                      115             171             130
12/92                                      166             205             140
12/93                                      193             187             155
12/94                                       76             137             157
12/95                                       61             118             215

---------------

(1) 100 invested on 12/31/90 in stock or index including reinvestment of dividends. Fiscal year ended December 31.

(2) The Peer Group is comprised of Bob Evans Farms, Cracker Barrel Old Country Store, Flagster Companies, Inc., IHOP Corp., Perkins Family Restaurants, Shoney's, Inc. and Vcorp Restaurants, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Stephen R. Cohen was employed by the Company as Chairman of the Board of Directors of the Company under an employment agreement dated as of January 13, 1987. Mr. Cohen retired from this position effective January 31, 1995 pursuant to the Termination Agreement, Receipt and Release dated January 26, 1995 (the "Termination Agreement").

     Under the terms of the Termination Agreement the Company paid Mr. Cohen a lump sum of $1,150,000 in full satisfaction of all amounts owed to him under his employment agreement and other agreements entered into between Mr. Cohen and the Company. Pursuant to the Termination Agreement, Mr. Cohen waived any right to receive a bonus during 1994 and 1995 and any right to receive pay for accrued and unpaid vacation. In addition, the Company and Maxcell agreed to pay Mr. Cohen 5% of the gross proceeds received by Maxcell or the Company upon settle-ment of the Maxcell Lawsuit or 3% of the gross proceeds upon a final, non-appealable judgment in the Maxcell Lawsuit. Mr. Cohen was paid $1,500,000 in March 1996 in connection with the Maxcell Settlement. Mr. Cohen also continues to be provided with medical benefits, a secretary, a car and a driver for certain periods as set forth in the Termination Agreement.

     In connection with the Company's relocation of its headquarters, Mr. Frederick Burford received an equity advance from the Company of $100,000 in January 1995 regarding the sale of his home in Tennessee, which advance was repaid in full without interest on June 13, 1995.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has again selected the firm of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 29, 1996 and proposes ratification by shareholders of the selection. The firm, which has acted as independent auditors of the Company's accounts since 1985, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company (other than as independent certified public accountants).

     If shareholders do not ratify the reappointment of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors.

     It is anticipated that representatives of Deloitte & Touche LLP will attend the Annual Meeting. Such persons will be afforded the opportunity to make a statement if they desire to do so and/or respond to appropriate questions from shareholders.

                  THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE
                  RATIFICATION OF THE SELECTION OF SUCH FIRM.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Commission promulgated under the Exchange Act, must be received by the Company at its principal executive offices by February 15, 1997 for inclusion in the Company's proxy statement and form of proxy relating to such meeting. In addition, the By-Laws of the Company provide that for business to be properly brought before an Annual Meeting by a shareholder, including the nomination of persons for election to the Board, the shareholder, in general, must have given notice thereof in writing to the Secretary of the Company not less than 50 nor more than 75 days prior to such meeting, provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. Such notice may be given notwithstanding the fact that the Company did not receive the intended proposal in time for inclusion in its proxy statement and form of proxy pursuant to Rule 14a-8.

                                          FREDERICK W. BURFORD
                                          Secretary

Palm Beach Gardens, Florida
May 20, 1996

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO FREDERICK W. BURFORD, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, TPI ENTERPRISES, INC., 3950 RCA BLVD, SUITE 5001, PALM BEACH GARDENS, FLORIDA 33410.

                  REVOCABLE PROXY - TPI ENTERPRISES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints J. Gary Sharp and Frederick W. Burford, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of common stock, $.01 par value, of TPI Enterprises, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof. The Annual Meeting will be held at the Palm Beach Gardens Marriott, 400 RCA Boulevard, Palm Beach Gardens, Florida on June 14, 1996 at 9:00 a.m., local time.

        The shares represented by this proxy will be voted as directed by the undersigned. IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

        The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.


/X/ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW AND "FOR" PROPOSAL 2.

1. Election of Directors

   / / FOR          / / WITHHELD

  The election as directors of the nominees listed below to serve until the next Annual Meeting.

  J. Gary Sharp, Frederick W. Burford, Paul James Siu, Edwin B. Spievack, Osvaldo Cisneros, Thomas M. Taylor, John L. Marion, Douglas K. Bratton and Lawrence F. Levy.

  For, except vote withheld from the following nominee(s):
  ---------------------------------------------------------------------------

2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 29, 1996.

   / / FOR         / / AGAINST             / / ABSTAIN


                                       In their discretion, the proxies are
                                       authorized to vote upon such other
                                       business as may properly come before the Annual Meeting and any adjournment thereof.

                                       Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.



                                       --------------------------------------
                                       Signature


                                       --------------------------------------
                                       Signature, if held jointly



                                       Date:                            , 1996
                                            ----------------------------